Exhibit 99.1

NanoVibronix Announces Positive Results from Independent Product Trial of UroShield for Patients with a Spinal Cord Injury

Evaluators concluded that UroShield has the potential to improve quality of life and reduce healthcare associated costs

ELMSFORD, N.Y., March 14, 2023 (Business Wire) — NanoVibronix, Inc., (NASDAQ: NAOV) (the “Company”), a medical device company utilizing the Company’s proprietary and patented low intensity surface acoustic wave (SAW) technology, today announced the positive evaluation results for its UroShield device, presented at a recent medical conference by clinicians from the Royal National Orthopaedic Hospital (“RNOH”).

The report concluded that the Company’s UroShield device showed a decrease in the number of blockages and infections and an increase in catheter satisfaction in the patients studied. In addition, evaluators concluded that the device has the potential to improve quality of life and reduce healthcare associated costs for patients with spinal cord injuries who experience recurrent blockages or infections and who have complicated catheter issues.

“This report is further affirmation of the benefits and efficacy of our UroShield,” stated Brian Murphy, Chief Executive Officer of NanoVibronix. “Feedback collected from patients that participated in the study affirms that UroShield is straightforward to use, of benefit to patients’ physical and mental health and in at least one case, was instrumental in preventing a hospital stay. UroShield is available to all NHS clinicians and their patients who need the device with full clinical support, through the NHS supply chain. We are encouraged by the increasing support for UroShield and positive outcomes that patients are experiencing.”

Murphy added, “It is estimated that approximately 285,000 people in the United States1 and approximately 50,000 people in the United Kingdom2 are living with a spinal cord injury and new incidents are being added each year. Accordingly, we believe patients suffering with a spinal cord injury represents a clear and specific use case and measurable market opportunity for UroShield.”

The product evaluation was conducted by clinicians - Claire Riley, Sarah Knight, Frank Lee, Hannah Houliston and Rizwan Hamid of the London Spinal Cord Injury Centre, Royal National Orthopaedic Hospital, Stanmore, UK. The evaluation is being submitted for publication and the full text will be available after publication. For a poster presentation regarding the product evaluation, please visit https://az659834.vo.msecnd.net/eventsairwesteuprod/production-zibrant-public/29641f634e024972800471993e9c3b96.

About NanoVibronix, Inc.

NanoVibronix, Inc. (NASDAQ: NAOV) is a medical device company headquartered in Elmsford, New York, with research and development in Nesher, Israel, focused on developing medical devices utilizing its patented low intensity surface acoustic wave (SAW) technology. The proprietary technology allows for the creation of low-frequency ultrasound waves that can be utilized for a variety of medical applications, including for disruption of biofilms and bacterial colonization, as well as for pain relief. The devices can be administered at home without the assistance of medical professionals. The Company’s primary products include PainShield®, UroShield® and WoundShield®, all of which are portable devices suitable for administration at home without assistance of medical professionals. Additional information about NanoVibronix is available at: www.nanovibronix.com.

1 https://msktc.org/sites/default/files/lib/docs/Data_Sheets_/SCIMS_Facts_and_Figures_2017_August_FINAL.pdf

2 https://www.aspire.org.uk/our-purpose

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) market acceptance of our existing and new products or lengthy product delays in key markets; (ii) negative or unreliable clinical trial results; (iii) inability to secure regulatory approvals for the sale of our products; (iv) intense competition in the medical device industry from much larger, multinational companies; (v) product liability claims; (vi) product malfunctions; (vii) our limited manufacturing capabilities and reliance on subcontractor assistance; (viii) insufficient or inadequate reimbursements by governmental and/or other third party payers for our products; (ix) our ability to successfully obtain and maintain intellectual property protection covering our products; (x) legislative or regulatory reform impacting the healthcare system in the U.S. or in foreign jurisdictions; (xi) our reliance on single suppliers for certain product components; (xii) the need to raise additional capital to meet our future business requirements and obligations, given the fact that such capital may not be available, or may be costly, dilutive or difficult to obtain; (xiii) our conducting business in foreign jurisdictions exposing us to additional challenges, such as, e.g., foreign currency exchange rate fluctuations, logistical and communications challenges, the burden and cost of compliance with foreign laws, and political and/or economic instabilities in specific jurisdictions; and (xiv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at: http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Contacts:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

(646) 536-7331

SOURCE: NanoVibronix, Inc.